UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Lake Avenue, Suite 300, Pasadena, CA 91101	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Lincoln Park Capital Purchase Agreement

On October 20, 2011, Arrowhead Research Corporation (the “Company”) and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”) entered into a $15 million purchase agreement (the “Purchase Agreement”), together with a registration rights agreement, whereby LPC agreed to purchase up to $15 million of Company common stock, subject to certain limitations, from time to time during the three-year term of the Purchase Agreement. Additionally, the Company agreed to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) covering the resale of the shares that have been or may be issued to LPC under the Purchase Agreement. After the SEC declares effective the registration statement related to the resale of such shares, the Company will have the right, in its sole discretion, over a 36-month period to sell up to $15 million of common stock (subject to certain limitations) to LPC, depending on certain conditions as set forth in the Purchase Agreement.

There are no upper limits to the price LPC may pay to purchase the Company’s common stock and the purchase price of the shares related to the $15 million of additional future funding under the Purchase Agreement will be based on the prevailing market prices of the Company’s shares immediately preceding the time of sales without any fixed discount. The Company will control the timing and amount of any future sales, if any, of shares to LPC. LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the floor price, as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. Additionally, sales to LPC under the Purchase Agreement may be limited, to the extent applicable, by NASDAQ Marketplace Rules. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock. In consideration for entering into the $15 million agreement, we paid a $269,500 commitment fee, which was paid in stock valued at $0.391 per share, and will pay a further commitment fee of up to $346,500, pro rata, as the facility is used over time, which will also be paid in stock valued at $0.391 per share. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us. The proceeds received by the Company under the purchase agreement are expected to be used for general operations.

The offering and sale of the common stock under the Purchase Agreement was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Preferred Stock Financing

On October 21, 2011 and October 24, 2011, the Company entered into Subscription Agreements (the “Series A Subscription Agreements”) with certain accredited investors (the “Series A Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of 1,015 shares of Series A Preferred Convertible Stock, $0.001 par value per share (the “Series A Preferred”), at a purchase price of $1,000 per share. The aggregate purchase price to be paid by the Series A Purchasers for the shares of Series A Preferred is $1,015,000. The closing of the sale of the Shares is expected to occur on October 26, 2011.

Upon receipt of stockholder approval, each share of Series A Preferred will automatically convert into 2,631.58 shares of common stock, subject to a 19.99% beneficial ownership conversion limit. The rights, preferences and privileges of the Series A Preferred are set forth below under Item 5.03.

Pursuant to the terms of the Series A Subscription Agreements, the Company agreed to seek stockholder approval for the conversion of the Series A Preferred into common stock (the “Conversion Shares”). Also, the Series A Purchasers have agreed not to exercise their conversion rights until after stockholder approval is received.

The Series A Subscription Agreements require the Company to register the resale of the Conversion Shares. The Company is required to prepare and file a registration statement with the SEC within 30 days of stockholder approval of the issuance of the Conversion Shares, and to use commercially reasonable efforts to have the registration statement declared effective within 180 days.

The offering and sale of the Series A Preferred was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder, with respect to certain purchasers, and under Regulation S promulgated under the Securities Act of 1933, with respect to the other purchasers. The above description of the material terms of the Series A Preferred offering is qualified in its entirety by reference to the form of Series A Subscription Agreement attached hereto as Exhibit 10.3.

Common Stock Financing

On October 21, 2011, the Company entered into a Subscription Agreement (the “Common Subscription Agreement”) with a single accredited investor (the “Common Shares Purchaser”), pursuant to which the Company agreed to issue and sell an aggregate of 6,750,000 shares of common stock, $0.001 par value per share (the “Common Shares”), at a purchase price of $0.37 per share. The aggregate purchase price to be paid by the purchaser for the shares of common stock was $2,497,500. The closing of the sale of the Common Shares is expected to occur on October 26, 2011.

The Common Subscription Agreement requires the Company to register the resale of the Common Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the closing of the offering, and to use commercially reasonable efforts to have the registration statement declared effective within 180 days.

The above description of the material terms of the offering is qualified in its entirety by reference to the form of Common Subscription Agreement attached hereto as Exhibit 10.4.

The offering and sale of the Common Shares was exempt from registration under Regulation S promulgated under the Securities Act of 1933.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 under the captions, “Lincoln Park Capital Purchase Agreement”, “Preferred Stock Financing” and “Common Stock Financing” is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

The information contained below in Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 25, 2011, the Company filed a Series A Certificate of Designation with the Delaware Secretary of State for the purpose of creating, from its authorized but unissued “blank check” preferred stock a class of 10,000 shares of preferred stock, designated as the Company’s Series A Shares Convertible Preferred Stock (the “Series A Shares”), and fixing the respective rights, preferences, privileges and restrictions of the Series A Shares.

Set forth below is a summary of the respective rights, preferences, and privileges of and the restrictions on the Series A Shares. The summary is not intended to be a complete statement as to the respective rights, preferences, and privileges of the Series A Shares and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report.

Summary of Rights, Preferences, and Privileges of Series A Shares

Ranking. The Series A Shares will, with respect to rights upon liquidation, dissolution, or winding up of the Company, rank senior to the Company’s common stock and any class or series of Company capital stock hereafter created which does not provide that such shares of capital stock rank on parity with or senior to the Series A Shares as to rights on liquidation, winding-up and dissolution of the Company.

Conversion Rights. Each Series A Share will be convertible, at the option of the holders thereof, into an a number of shares of the Company’s common stock equal to $1,000 divided by $0.38.

Holders may not convert any Series A Shares into shares of the Company’s common stock if, after giving effect to such conversion, such holder would beneficially own in excess of 19.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion.

Dividends. Holders of Series A Shares shall be entitled to receive a cumulative dividend of 10% of the face amount of the Series A Shares per annum, which will accrue semi-annually, from the date of issue through the date the shares are eligible for conversion pursuant to the Series A Subscription Agreement, and will be paid on June 30 and December 31 of each year in preference to any dividends to be paid on the Common Stock or any junior securities.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $1,000 per each Series A Share then held by holders of Series A Shares. If upon the occurrence of such event, the assets and funds distributed among the holders of the Series A Shares shall be insufficient to permit the payment of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

Voting Rights. The Series A Shares do not have any voting rights, expect with respect to the protective provisions discussed below.

Protective Provisions. So long as any shares of Series A Shares are outstanding, in addition to any other vote or approval required under the Company’s Certificate of Incorporation or By-laws, as amended, the Company will not, without the consent of the holders of a majority of the outstanding shares of Series A shares, either directly or by amendment, merger, consolidation, or otherwise: (i) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Series A Shares or (ii) increase the authorized number of shares of Series A Shares or issue additional shares of Series A Shares, except as may be necessary to pay dividends on the outstanding shares of Series A Shares.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Series A Certificate of Designations

10.1	Purchase Agreement, dated as of October 20, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of October 20, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Form of Series A Subscription Agreement

10.4	Form of Common Stock Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2011	ARROWHEAD RESEARCH CORPORATION

	By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Series A Certificate of Designations

10.1	Purchase Agreement, dated as of October 20, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of October 20, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Form of Series A Subscription Agreement

10.4	Form of Common Stock Subscription Agreement